UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CareDx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAREDX, INC.

3260 Bayshore Blvd.

Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, June 17, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of CareDx, Inc., a Delaware corporation (“CareDx,” “we”, “us”, “our”, or the “Company”). The Annual Meeting will be held on Monday, June 17, 2019 at 10:00 a.m. Pacific Time, at our headquarters, located at 3260 Bayshore Blvd., Brisbane, California 94005, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

3.	To conduct any other business properly brought before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 18, 2019 as the record date for the Annual Meeting. Only stockholders of record on April 18, 2019 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon are more fully described in the accompanying proxy statement.

On or about May 2, 2019, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at https://investors.caredxinc.com/financial-information/annual-reports.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Thank you for your continued support of CareDx.

By order of the Board of Directors,

/s/ Peter Maag, Ph.D.

Peter Maag, Ph.D.

Chief Executive Officer

Brisbane, California

April 30, 2019

CAREDX, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, June 17, 2019

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of CareDx, Inc. (sometimes referred to as “we”, “CareDx” or the “Company”) is soliciting your proxy to vote at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Monday, June 17, 2019 at 10:00 a.m. Pacific Time, at our headquarters, located at 3260 Bayshore Blvd., Brisbane, California 94005. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 2, 2019 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What matters am I voting on?

You will be voting on:

•	the election of two Class II directors to hold office until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

•	any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the two directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card concerning those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 18, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

As of the Record Date, there were 42,081,453 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are the stockholder of record for such shares. As the stockholder of record, you may vote either in person at the Annual Meeting or by proxy.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•

You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Pacific Time on June 16, 2019. Alternatively, you may request a printed proxy card by telephone at 1-800-652-VOTE (8683), or the Internet at www.envisionreports.com/CDNA.

•

You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 16, 2019. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

•

You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

•

Note: If you vote via the Internet, return a proxy card by mail or vote in person, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, Peter Maag, Ph.D. and Michael Bell, the persons who have been designated as proxy holders by our Board of Directors, will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR the election of each of the two directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1), and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal No. 2).

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written notice of revocation to our Corporate Secretary prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Peter Maag, Ph.D. and Michael Bell have been designated as proxy holders by our Board of Directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of each of the two directors nominated by our Board of Directors and named in this proxy statement as Class II directors to serve for a three-year term (Proposal No. 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 42,081,453 shares of common stock outstanding, which means that 21,040,727 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that such stockholder wishes to abstain from voting such stockholder’s shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote (see the next question below for an explanation of what a plurality vote means), abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not have any effect on the results of the proposals. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal and how are votes counted?

•

Proposal No. 1: The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board of Directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Georgeson Inc. to help us solicit proxies. We will pay Georgeson Inc. $7,000 plus reasonable expenses for its services.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

What does it mean if I received more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare Trust Company, N.A., the transfer agent and registrar for our common stock.

Is my vote confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed either within CareDx or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the Board of Directors attend the Annual Meeting?

We encourage, but do not require, the members of our Board of Directors to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We are sending only one annual report and proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This practice, known as “householding,” reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

CareDx, Inc.

Attention: Corporate Secretary

3260 Bayshore Blvd.

Brisbane, CA 94005

(415) 287-2300

Stockholders who hold shares in street name may contact their broker, bank or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us by such date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 1, 2020. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

CareDx, Inc.

Attention: Corporate Secretary

3260 Bayshore Blvd.

Brisbane, CA 94005

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is brought (i) pursuant to our proxy materials with respect to the annual meeting specified in the notice of meeting (or any supplement thereto), (ii) by or at the direction of our Board of Directors, or (iii) properly before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws.

To be timely for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 17, 2020; and

•	not later than March 18, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. The stockholder must also give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Amended and Restated Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six members. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Fred E. Cohen, M.D., D.Phil and William A. Hagstrom as nominees for election as Class II directors at the Annual Meeting. If elected, Dr. Cohen and Mr. Hagstrom will each serve as Class II directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Dr. Cohen and Mr. Hagstrom. We expect that Dr. Cohen and Mr. Hagstrom will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of six members. Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of April 30, 2019, and certain other information for each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/ Nominees
Fred E. Cohen, M.D., D. Phil(1)(2)	II	62	Director	2003	2019	2022
William A. Hagstrom(1)(3)	II	61	Director	2015	2019	2022
2. Continuing Directors
Michael D. Goldberg(1)(3)(4)	III	61	Director, Chairman of the Board of Directors	2011	2020	—
Peter Maag, Ph.D.	III	52	Chief Executive Officer and Director	2012	2020	—
George W. Bickerstaff, III(3)	I	63	Director	2014	2021	—
Ralph Snyderman, M.D.(2)(4)	I	79	Director	2005	2021	—

(1)	Member of our Compensation Committee.
(2)	Member of our Science and Technology Committee.
(3)	Member of our Audit Committee.
(4)	Member of our Nominating and Corporate Governance Committee.

Directors with Terms Expiring at the Annual Meeting—Nominees for Director

Fred E. Cohen, M.D., D. Phil, F.A.C.P., has served as a member of our Board of Directors since January 2003. Dr. Cohen is a Senior Managing Director of Vida Ventures, a venture capital fund. Dr. Cohen served as a partner and founder of TPG Biotechnology, a life sciences focused investment effort from 2001 to 2016. Dr. Cohen is also a former member of the faculty at the University of California, San Francisco, where he taught and conducted research from 1988 through 2014. Dr. Cohen serves as a director of the following public companies: Genomic Health Inc., a company focused on providing actionable genomic health information; Veracyte, Inc., a diagnostics company in the field of molecular cytology; Tandem Diabetes Care, Inc., a medical device company that designs, develops and commercializes products for people with insulin-dependent diabetes; Intellia Therapeutics, a gene therapy company exploiting CRISPR/Cas9 to treat genetic disorders; and Urogen Pharma, a urologic oncology company. He previously served on the boards of directors of Five Prime Therapeutics, Inc., BioCryst Pharmaceuticals, Inc. and Roka Bioscience, Inc. (currently known as Sorrento Tech, Inc.). He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen holds a Bachelor of Science degree in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University, where he was a Rhodes Scholar, and an M.D. from Stanford University. Our board of directors has concluded that Dr. Cohen possesses specific attributes that qualify him to serve as a member of our board of directors, including his significant leadership experience in the medical and finance fields, his background as an M.D. and a venture capitalist, his extensive technical expertise relevant to our business, and his service as an investor in and director of numerous life sciences and healthcare companies.

William A. Hagstrom has served as a member of our Board of Directors since March 2015. Since 2014, Mr. Hagstrom has served as the founder and CEO of Octave Bioscience, an early stage molecular diagnostics company focused on neurodegenerative diseases and conditions. Mr. Hagstrom has served on the Board of Directors of Genalyte, Inc. since June 2016, the Board of Directors of Navican Genomics Incorporated. since October 2016, and the Board of Directors of CoFactor Genomics, Inc since April 2018. In 2007, Mr. Hagstrom secured financing for Crescendo Bioscience, a specialty diagnostics company focused on autoimmune and inflammatory diseases managed by rheumatologists. Serving as president and chief executive officer, he led the development of the company’s product pipeline, operations infrastructure and commercial strategy. In 2014, Crescendo Bioscience was acquired by Myriad Genetics as a wholly owned subsidiary. Before founding Crescendo Bioscience, Mr. Hagstrom was president of Alpha BioPartners, a strategic consulting firm for early stage biotechnology companies. While at Alpha BioPartners, Mr. Hagstrom co-founded Biolytx Pharmaceuticals and Altheus Therapeutics. Mr. Hagstrom also served as interim CEO of Selexys Pharmaceuticals and Inoveon. Prior to this he was Chairman and CEO of UroCor, a specialty diagnostics company focused on urological cancers and complex diseases. Under Mr. Hagstrom’s leadership, the company was an Inc. 500 company from 1992 through 1995, before becoming public in 1996. Previously, Mr. Hagstrom held executive positions at some of the largest multinational healthcare companies in the world, including Becton Dickinson, American Hospital Supply and Baxter International, where he served as vice president of the company’s billion-dollar scientific products division. Mr. Hagstrom has served on a variety of Boards over the last 15 years, including Prometheus Laboratories. Mr. Hagstrom received a B.S. degree in Business Management from Bob Jones University. Our Board of Directors has concluded that Mr. Hagstrom possesses specific attributes that would qualify him to serve as a member of our Board of Directors, including his management experience in building and growing specialty diagnostics companies, launching new products and integrating high value informatics into clinical paradigms.

Continuing Directors

Michael D. Goldberg has served as a member and chairman of our Board of Directors since November 2011. Mr. Goldberg has served as a director and chairman of the Board of Directors of DNAnexus, Inc., a cloud-based genome informatics and data management company, and as an advisor to other private life science companies since May 2011. Mr. Goldberg has also served on the Board of Directors for eHealth, Inc. since 1999. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm, where he led life sciences investments in the area of molecular diagnostics, personalized medicine and wireless healthcare. From October 2000 to December 2004, Mr. Goldberg operated a management and financial consultancy business. In 1995, Mr. Goldberg founded OnCare, Inc., an oncology disease management company, and served as its chairman until August 2001 and as its chief executive officer until March 1999. In 1987, Mr. Goldberg founded Axion, Inc., a cancer treatment services company, and served as its Chief Executive Officer until its sale in 1995. Prior to Axion, Mr. Goldberg was a partner at the venture capital firm of Sevin Rosen Management Company from 1985 to 1987, where he established the firm’s life science practice, and director of corporate development at Cetus Corporation from 1981 to 1985. Mr. Goldberg has served as a member of the Board of Directors of numerous companies in the biotech and health sciences industry. Mr. Goldberg has served on boards and advisory boards of a number of industry, academic and public policy institutions in biotechnology and finance, including the Board of the Independent Citizens Oversight Committee, which is the governing board for the California Institute for Regenerative Medicine, the Board of the Western Association of Venture Capitalists, the Advisory Boards for the Harvard Center for Genetics and Genomics, the Berkeley Center for Law and Technology, and the UCSF Center for Translational and Policy Research on Personalized Medicine. Mr. Goldberg holds a B.A. from Brandeis University and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors has concluded that Mr. Goldberg possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience as a senior executive, board member and venture capital investor with numerous companies in the life sciences industry and in personalized medicine and genomics.

Peter Maag, Ph.D. has served as our Chief Executive Officer since October 2012 and as a member of our Board of Directors since November 2012. Dr. Maag also served as our President from October 2012 until November 2018. Prior to joining the Company, Dr. Maag held numerous positions with increasing responsibility at Novartis

International AG, a global healthcare company from September 2001 to April 2012, including Global Head of Novartis Diagnostics, a business unit of Novartis A.G., from 2009 to 2012. Dr. Maag also served as Country President for Novartis Pharma AG in Germany from 2006 to 2008, Country President for Novartis’ Korea operations from 2003 to 2005, and the Head of Strategy for the pharmaceutical division of Novartis A.G. from 2001 to 2002. Dr. Maag also worked at McKinsey & Company, focusing on healthcare and globalization from 1995 to 2001. Besides supporting various healthcare and tech companies in their growth efforts, Dr. Maag also holds a board position at Phoenix Pharma SE and serves on the board of Personalized Medicine Coalition in Washington D.C. Dr. Maag studied pharmaceutical sciences at the University of Heidelberg and University of London and received his Ph.D. from the University of Berlin, Germany. Our Board of Directors has concluded that Dr. Maag should serve on our Board of Directors due to his position as Chief Executive Officer of the Company as well as his extensive experience in the pharmaceuticals and life sciences industries.

George W. Bickerstaff, III has served as a member of our Board of Directors since April 2014. Mr. Bickerstaff is currently the Managing Director of M.M. Dillon & Co., LLC, an investment banking firm, which he joined in 2005. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG from October 2000 to May 2005. From December 1999 to September 2000, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Workscape, Inc., a provider of employee-related information services. From July 1998 to December 1999, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Uniscribe Professional Services, Inc., a nationwide provider of paper and technology-based document management solutions. From January 1998 to June 1998, Mr. Bickerstaff served as Executive Vice President and Chief Financial Officer of Intellisource Group, Inc., a provider of information technology solutions to the federal, state and local governments and utility markets. From July 1997 to December 1997, Mr. Bickerstaff served as Vice President of Finance of Cognizant Corporation, a global business information services company. From January 1990 to June 1997, Mr. Bickerstaff served in various senior finance roles, including Chief Financial Officer of IMS Healthcare, a global business information services company in the healthcare and pharmaceutical industries. Prior to that, Mr. Bickerstaff held various finance, audit and engineering positions with the Dun & Bradstreet Corporation from 1985 to 1989 and General Electric Company from 1978 to 1985. Mr. Bickerstaff currently serves on the Board of Directors of Cardax, Inc., Innoviva, Inc. and Viventia Biotechnologies, Inc. He previously served on the board of directors of Ariad Pharmaceuticals, Inc., Axovant Sciences Ltd. and Inovio Pharmaceuticals, Inc. Mr. Bickerstaff’s non-profit activities include serving on the Board of Directors of the International Vaccine Institute, the International Centre for Missing and Exploited Children and the Center for Disease Dynamics, Economics & Policy. Mr. Bickerstaff received a Bachelor of Science degree in Engineering and a Bachelor of Arts degree in Business Administration from Rutgers University in 1978. Our Board of Directors has concluded that Mr. Bickerstaff possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his substantial financial experience in the healthcare industry and substantial experience with organ transplant markets.

Ralph Snyderman, M.D. has served as a member of our Board of Directors since May 2005. Dr. Snyderman has held the position of Chancellor Emeritus and James B. Duke Professor of Medicine at Duke University since July 2004. From January 1989 to June 2004, he served as Chancellor for Health Affairs at the Duke University School of Medicine and was the founding CEO and President of the Duke University Health System. From January 2006 to November 2009, he consulted for New Enterprise Associates, a venture capital firm, as a venture partner. He previously served on the Boards of Directors of The Procter and Gamble Company, Pharmaceutical Product Development, LLC, Targacept, Inc., Trevena, Inc., Press Ganey Associates, Inc., Crescendo Bioscience, Inc., Argos Therapeutics, Inc. and Linus Oncology. He currently serves on the Boards of Directors of iRhythm Technologies, Inc., Liquida Technologies, Inc., Essential Health Solutions, SenGenix, Inc. and Veritas Collaborative. Dr. Snyderman is a member of the Association of American Physicians, where he served as president from 2003 to 2004, the Association of American Medical Colleges, where he served as chair from 2001 to 2002 and the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Snyderman holds a B.S. in Pre-Medical Studies from Washington College, an M.D. from the State University of New York, Downstate Medical Center, and completed an internship and residency in medicine at Duke University. Our

Board of Directors has concluded that Dr. Snyderman possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his strong background in personalized medicine and broad experience in the healthcare industry.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the Nasdaq Rules. In addition, Compensation Committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq Rules.

Our Board of Directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors has determined that Mr. Goldberg, Mr. Bickerstaff, Dr. Cohen, Mr. Hagstrom and Dr. Snyderman are “independent directors” as defined under the applicable rules and regulations of the SEC and the Nasdaq Rules.

Board Leadership Structure

Our Board of Directors has an independent Chairman, Mr. Goldberg, who has authority, among other things, to preside over Board of Directors meetings, including meetings of the independent directors, and to call special meetings of our Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We believe that separation of the roles of Chairman and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure.

Legal Proceedings with Directors

There are no legal proceedings related to any of the directors or director nominees which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

Agreements with Directors

None of the directors or nominees for director was selected pursuant to any arrangement or understanding, other than compensation arrangements in the ordinary course of business.

Board and Committee Meetings

During fiscal year 2018, our Board of Directors held four meetings (including regularly scheduled and special meetings), and took action by written consent three times. Each director attended at least 75% of the aggregate of

(i) the total number of meetings of our Board of Directors held during the period for which he served as a director, and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he served.

It is the policy of our Board of Directors to regularly have separate meeting times for independent directors without management.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Mr. Goldberg, Dr. Cohen and Dr. Maag attended our 2018 annual meeting of stockholders.

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of George Bickerstaff, Michael D. Goldberg and William A. Hagstrom, each of whom is a non-employee member of our Board of Directors. Mr. Bickerstaff serves as the current chair of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act and the Nasdaq Rules. Our Board of Directors has determined that Mr. Bickerstaff qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and satisfies the financial sophistication requirements of the Nasdaq Rules. This designation does not impose on Mr. Bickerstaff any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent registered public accounting firm;

•

reviewing the qualifications, performance and independence of our independent registered public accounting firm; pre-approving any audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•

overseeing the Company’s internal accounting and financial controls, including procedures for the treatment of complaints on accounting controls, internal accounting controls or auditing matters and procedures for the submission of confidential, anonymous employee comments about questionable accounting or auditing matters;

•	reviewing with our management and independent registered public accounting firm the organization and performance of our internal audit function;

•

reviewing and discussing with our management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and financial statements included in our publicly filed reports;

•	reviewing and approving related person transactions; and

•	preparing and providing the Audit Committee report that the SEC requires in our annual proxy statements.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules. A copy of the charter of our Audit Committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During fiscal year 2018, our Audit Committee held nine meetings and did not take any actions by written consent.

Compensation Committee

Our Compensation Committee is comprised of Fred E. Cohen, M.D., D. Phil, Michael D. Goldberg and William A. Hagstrom, each of whom is a non-employee member of our Board of Directors. Dr. Cohen is the chair of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and the Nasdaq Rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Compensation Committee is responsible for, among other things:

•

reviewing and approving all salaries, incentive awards and bonuses, equity awards, severance arrangements, change in control agreements and any other compensation and benefit plans for our Chief Executive Officer and all other executive officers;

•	administering our equity compensation plans and the issuance of stock options and other stock-related awards not granted pursuant to a plan;

•	reviewing, at least annually, the Company’s stock plans, performance goals, incentive awards and the overall composition and coverage of its compensation plans;

•	preparing and providing the annual report on executive compensation that the SEC requires in our annual proxy statements;

•	evaluating and making recommendations to our Board of Directors about director compensation;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Rules. A copy of the charter of our Compensation Committee is available on our website at www.caredx.com in the Corporate Governance section of our Investors webpage. During fiscal year 2018, our Compensation Committee held four meetings and took action by written consent four times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Ralph Snyderman, M.D. and Michael D. Goldberg, each of whom is a non-employee member of our Board of Directors. In addition, Amy Abernethy, M.D., Ph.D. was appointed to our Nominating and Corporate Governance Committee on July 1, 2018 and served until her resignation from our Board of Directors on January 31, 2019. Dr. Snyderman is the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq Rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•

reviewing and making recommendations regarding the composition and size of our Board of Directors and determine the relevant criteria (including any minimum qualifications) for membership on our Board of Directors;

•

overseeing our Board of Directors’ evaluation process, including conducting periodic evaluations of the performance of our Board of Directors as a whole and each committee of our Board of Directors, and evaluating the performance of members of our Board of Directors eligible for re-election;

•	reviewing disclosures about the Company’s nomination process in our annual proxy statement;

•	reviewing and making recommendations about our corporate governance guidelines and overseeing compliance with laws and regulations by our Board of Directors and its committees;

•

determining the manner in which stockholders may send communications to our Board of Directors, as well as the process by which stockholder communications will be relayed to our Board of Directors and what our Board of Directors’ response, if any, should be;

•	reviewing governance-related stockholder proposals and recommending our Board of Directors’ responses;

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the Nasdaq Rules. A copy of the charter of our nominating and corporate governance committee is available on our website at www.caredxinc.com in the Corporate Governance section of our Investors webpage. During fiscal year 2018, our Nominating and Corporate Governance Committee held two meetings and did not take any actions by written consent.

Science and Technology Committee

Our Science and Technology Committee is comprised of Fred E. Cohen, M.D., D. Phil and Ralph Snyderman, M.D., each of whom is a non-employee member of our Board of Directors. In addition, Amy Abernethy, M.D., Ph.D. was appointed to our Science and Technology Committee on July 1, 2018 and served until her resignation from our Board of Directors on January 31, 2019. Dr. Cohen is the chair of our Science and Technology Committee. Our Science and Technology Committee is responsible for, among other things:

•	meeting with the Company’s science and technology leaders to review the Company’s internal research and technology development activities and provide input as it deems appropriate;

•	reviewing technologies that the Company considers for licensing or acquisition; and

•	reviewing the Company’s development of its technical goals and research and development strategies.

Our Science and Technology Committee operates under a written charter. During fiscal year 2018, our Science and Technology Committee held two meetings and did not take any actions by written consent.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the composition of our Board of Directors, including, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Our Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board of Directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing Board of Directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In determining nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the Company continuously for at least 12 months prior to the date of the submission of the recommendation. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our Board of Directors, information regarding any relationships between the candidate and CareDx and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Directors’ membership. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our amended and restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at CareDx, Inc., 3260 Bayshore Blvd., Brisbane, California 94005. To be timely for our 2020 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 17, 2020 and no later than March 18, 2020. The notice must state the information required by Section 2.4(ii) of our amended and restated bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, and mailing the correspondence to our Chief Financial Officer at CareDx, Inc., 3260 Bayshore Blvd., Brisbane, CA 94005. Our Chief Financial Officer will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at www.caredx.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Board of Directors’ Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deemed appropriate.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our Audit Committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings. In 2018, certain of our non-employee directors received cash compensation, restricted stock unit awards and options to purchase shares of our common stock pursuant to our 2014 Equity Incentive Plan in effect during 2018 as set forth below.

Our non-employee directors received an annual retainer of $35,000 for their service on our Board of Directors (increased to $40,000 effective January 1, 2019). Members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee, other than the chair of each such committee, received an additional annual retainer of $10,000, $6,000, $5,000 and $5,000, respectively. The chair of our Audit Committee, Compensation Committee, Nominating and Corporate

Governance Committee and Science and Technology Committee each received an additional annual retainer of $20,000, $12,000, $10,000 and $10,000, respectively. Additionally, the non-employee individual acting as Chairman of our Board of Directors received an additional annual retainer of $30,000 (increased to $40,000 effective January 1, 2019). All annual retainers were paid quarterly and pro-rated for partial service in any year. Our non-employee directors are entitled to elect the ratio of shares of common stock of the Company to cash issuable or payable to the non-employee director for the payment of the annual retainers.

We will also continue to reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings in accordance with our travel policy.

In addition, under our outside director compensation policy in effect for 2018, nondiscretionary, automatic grants of non-statutory stock options and restricted stock units (“RSUs”) were made to our non-employee directors. Any non-employee director who first joined our Board of Directors was automatically granted an initial stock option to purchase 30,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant and an award of 10,000 RSUs. Each of these options vests and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following three years, and each of these RSUs vests in three equal, annual installments beginning with the first annual anniversary after the grant. On the first business day after each annual meeting of our stockholders, each non-employee director who continued to serve on our Board of Directors was automatically granted an option to purchase an additional 15,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant and an award of 5,000 RSUs. Each of these options vests and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following one year, and each of these RSUs vests in one installment on the one year anniversary of the grant date. The vesting of the options and the RSUs described above will accelerate in full upon a “change in control” as defined in our 2014 Equity Incentive Plan.

In December 2018, the Compensation Committee approved an RSU and performance unit deferral election program, pursuant to which our non-employee directors, executive officers and certain other employees may elect, on an annual basis, to defer the settlement of all RSU and performance unit awards granted to such individuals in the following fiscal year, so that such awards will settle in a number of substantially equal annual installments selected by the individual, on every June 30 starting in the calendar year immediately following the year in which the individual incurs a separation of service.

The following table sets forth the compensation accrued or paid by us to our non-employee directors during the year ended December 31, 2018, for service on our Board of Directors and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	Total ($)
Michael D. Goldberg	40,373	171,045	117,250	328,668
George W. Bickerstaff, III	—	140,067	117,250	257,317
Fred E. Cohen, M.D., D. Phil	52,000	73,700	117,250	242,950
William A. Hagstrom	34,004	94,119	117,250	245,373
Ralph Snyderman, M.D.	9,203	128,929	117,250	255,382
Amy Abernethy, M.D., Ph.D.(5)	3,765	32,200	26,347	83,967

(1)

The amounts in this column represent the fair value of common stock granted in lieu of cash retainers pursuant to our outside director compensation plan. Amounts represent the aggregate fair value of the stock awards computed as of the grant date of each stock award in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 14 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

As of December 31, 2018, each of our current non-employee directors held the following number of RSUs: Mr. Goldberg: 5,000; Mr. Bickerstaff: 5,000; Dr. Cohen: 5,000; Mr. Hagstrom: 5,000; and Dr. Snyderman: 5,000. Dr. Abernethy did not hold any RSUs as of December 31, 2018.

(3)

Amounts represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 14 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.

(4)

As of December 31, 2018, each of our current non-employee directors held options to purchase the following number of shares of common stock: Mr. Goldberg: 157,488; Mr. Bickerstaff: 62,189; Dr. Cohen: 47,189; Mr. Hagstrom: 61,203 and Dr. Snyderman: 76,787. Dr. Abernethy did not hold any options as of December 31, 2018.

(5)

Amy Abernethy, M.D., Ph.D. was appointed to our Board of Directors on July 1, 2018 and served until her resignation on January 31, 2019. Effective December 15, 2018, the Compensation Committee accelerated the vesting of 2,500 of Dr. Abernethy’s RSUs.

Effective April 18, 2019, the Compensation Committee approved an amendment and restatement of our outside director compensation policy (the “Amended Outside Director Compensation Policy”). Pursuant to the Amended Outside Director Compensation Policy, the equity award grants that each of our non-employee directors is entitled to receive thereunder were amended to be as follows:

1.

Any non-employee director who first joins our Board of Directors will be automatically granted an initial stock option to purchase shares of our common stock having a grant date fair value of $150,000, rounded down to the nearest whole share, at an exercise price equal to the fair market value of our common stock on the date of grant and an award of RSUs having a grant date fair value of $150,000, rounded down to the nearest whole share. Consistent with our outside director compensation policy in effect for 2018, each of these options will vest and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following three years, and each of these RSUs will vest in three equal, annual installments beginning with the first annual anniversary after the grant.

2.

On the first business day after each annual meeting of our stockholders, each non-employee director who continues to serve on our Board of Directors will be automatically granted an option to purchase shares of our common having a grant date fair value of $100,000, rounded down to the nearest whole share at an exercise price equal to the fair market value of our common stock on the date of grant and an award of RSUs having a grant date fair value of $100,000, rounded down to the nearest whole share. Consistent with our outside director compensation policy in effect for 2018, each of these options will vest and become exercisable in equal monthly installments beginning with the first monthly anniversary after the grant date over the following one year, and each of these RSUs will vest in one installment on the one year anniversary of the grant date.

Also consistent with our outside director compensation policy in effect for 2018, the vesting of the options and the RSUs described above will accelerate in full upon a “change in control” as defined in our 2014 Equity Incentive Plan.

All other terms of the Amended Outside Director Compensation Policy, including the cash retainer amounts disclosed above, are unchanged from the compensation provided to our non-employee directors in 2018.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	3,406,631	$9.15	287,490
Equity compensation plans not approved by stockholders(3)	62,790	$4.48	34,687
Total:	3,469,421	N/A	322,177

(1)

The weighted average exercise price is calculated based solely on outstanding stock options and warrants and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)

Includes the following plans: CareDx, Inc. 1998 Equity Incentive Plan, CareDx, Inc. 2008 Equity Incentive Plan, ImmuMetrix 2013 Equity Incentive Plan, the 2014 Plan and the CareDx, Inc. 2014 Employee Stock Purchase Plan (“ESPP”). Our 2014 Plan provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) four percent (4.0%) of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, or (ii) such other amount as may be determined by our Board of Directors. Our ESPP provides that on the first day of each fiscal year beginning in 2015, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 133,900 shares of common stock, (ii) one and one-half percent (1.5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year, or (iii) such other amount as may be determined by our Board of Directors. On January 1, 2019, the number of shares available for issuance under our 2014 Plan and our ESPP increased by 1,655,398 shares and 133,900 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(3)	Consists of shares available for issuance under the CareDx, Inc. 2016 Inducement Equity Incentive Plan.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2019. Deloitte also served as our independent registered public accounting firm for our fiscal year ended December 31, 2018.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Stockholder ratification of the appointment of Deloitte is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our Audit Committee believes that such a change would be in the best interests of CareDx and its stockholders. A representative of Deloitte is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so and is expected to be available to respond to appropriate questions from stockholders.

Changes in Independent Registered Public Accounting Firm

On April 10, 2018, the Audit Committee dismissed Ernst & Young LLP (“EY”) as our independent registered public accounting firm.

The reports of EY on our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of EY on our consolidated financial statements for the fiscal year ended December 31, 2016 contained an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through April 10, 2018, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2017 and 2016 and any subsequent interim period through April 10, 2018, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as of December 31, 2016, we identified the following four material weaknesses in our internal control over financial reporting relating to: (i) certain areas of our financial statement close process, specifically with respect to an incorrect classification of the deferred consideration payable to the former majority shareholders of CareDx International AB (“CareDx International AB”), within our statement of cash flows following the CareDx International AB acquisition, ensuring that our bonus accrual and contingent liability balances were accurate, ensuring the proper application of foreign exchange rates in our consolidation process, and ensuring the proper review of terms and conditions of a debt agreement, (ii) a failure to design and implement transaction level or management review controls for the oversight, integration and consolidation of the acquired entities or controls to assess the completeness and accuracy of information, including key inputs and assumptions used by third party specialists, used in estimating the fair value of assets acquired and liabilities assumed, (iii) a failure to properly apply the revenue recognition criteria to certain contractual arrangements with payers, specifically with respect to controls over the proper analysis and review of the terms and conditions of contractual arrangements and controls over the review of our aged accounts receivables, and (iv) a failure in the design and implementation of controls over our accounting for inventory overhead absorption. We remediated each of these material weaknesses as of December 31, 2017.

We provided EY with a copy of the disclosure set forth in Item 4.01 of the Current Report on Form 8-K that was filed with the SEC on April 16, 2018 (the “Form 8-K”) and requested that EY furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not EY agrees with the statements related to them made by us in the Form 8-K. A copy of EY’s letter to the SEC dated April 16, 2018 was filed as Exhibit 16.1 to the Form 8-K.

On April 10, 2018, the Audit Committee approved the appointment of Deloitte as our new independent registered public accounting firm, effective immediately. During the fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through April 10, 2018, neither we, nor anyone on our behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements , and no written report or oral advice was provided to us by Deloitte that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us for our fiscal year ended December 31, 2018 by Deloitte and for our fiscal year ended December 31, 2017 by EY, in each case, our principal independent registered public accounting firm for such period.

	2018	2017
Audit Fees(1)	$1,182,800	$2,335,000
Audit-Related Fees(2)	95,000	—
Tax Fees(3)	147,000	—
All Other Fees(4)	3,790	2,000

	$1,428,590	$2,337,000

(1)

Audit Fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services associated with the annual audit of our financial statements, the reviews of our interim financial statements, the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)	Audit-Related Fees consist of fees for other audit-related professional services. In 2018, this fee included review of accounting for new debt and new license agreement.
(3)	Tax Fees include fees for corporate tax advisory.
(4)	All Other Fees include any fees billed that are not audit, audit related or tax fees. These fees were for an online accounting literature database.

Auditor Independence

In 2018, there were no other professional services provided by Deloitte that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. In the years ended December 31, 2018 and 2017, services and related fees identified above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” that were billed by either Deloitte or EY were approved by the Audit Committee in accordance with SEC requirements.

Recommendation and Vote

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2019.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CareDx, Inc. (the “Company”) specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” of the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

George Bickerstaff (Chair)

Michael D. Goldberg

William A. Hagstrom

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 30, 2019. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Peter Maag, Ph.D.	52	Chief Executive Officer and Director
Reginald Seeto, MBBS	47	President and Chief Business Officer
Michael Bell	50	Chief Financial Officer
Sasha King	33	Chief Commercial Officer
James P. Yee, M.D., Ph.D.	69	Chief Medical Officer

Peter Maag, Ph.D. For a brief biography of Dr. Maag, please see “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Continuing Directors.”

Reginald Seeto, MBBS has served as our President and Chief Business Officer since November 2018. Dr. Seeto served as the Chief Operating Officer of Ardelyx, Inc., a specialized biopharmaceutical company, from October 2016 through mid-August 2018 and continued with Ardelyx, Inc. from August 2018 through December 2018 as a consultant. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and MBBS in medical studies from the University of Sydney, Australia.

Michael Bell has served as our Chief Financial Officer since April 2017. He has over 20 years of international finance and accounting experience. From January 2016 to March 2017, Mr. Bell served as the Chief Financial Officer of Metabiota, Inc., a San Francisco-based company that develops and sells risk analytics products focused on infectious disease. From May 2012 to January 2016, he served as the Chief Financial Officer of Singulex, Inc., a clinical diagnostics company. Prior to that, Mr. Bell held leadership and executive positions within Novartis, including with Novartis Diagnostics, a global provider of blood screening solutions, where he served as Chief Financial Officer from 2011 to 2012, and Senior Director, Global Head of Finance from 2008 to 2011. Mr. Bell also previously worked for several years in public accounting with both Ernst & Young LLP and Deloitte, UK. He holds a Bachelor of Science degree in Mathematics with Computing from the University of Leicester in the United Kingdom, and is a Fellow of the Institute of Chartered Accountants in England & Wales.

Sasha King, M.B.A. has served as our Chief Commercial Officer since October 2017. Ms. King brings over 10 years of diagnostics and genetic testing experience. Prior to becoming our Chief Commercial Officer, she served as our Ad Interim Chief Commercial Officer from June to October 2017 and as our Head of Marketing from March to June 2017. From August 2015 to March 2017, she worked in companion diagnostics marketing at Genentech, and was a sales leader at Ariosa Diagnostics from July 2013 to August 2015. While at Genentech, she worked on the launch of the first FDA approved cell free DNA test in oncology, the PD-Ll test launch, and the Foundation Medicine partnership. Ms. King was an early member of the commercial team at Ariosa, a leader in the field of noninvasive prenatal testing (“NIPT”), which is now part of the Roche Group. She led the launch of their test into Asia Pacific and Canada. From August 2008 to July 2011, Ms. King worked at Fletcher Spaght, a life science consulting and venture capital fund. She received a bachelor of science in bioengineering from Massachusetts Institute of Technology in 2008 and an M.B.A. from Stanford Graduate School of Business in 2013.

James P. Yee, M.D., Ph.D. has served as our Chief Medical Officer since August 2006. Dr. Yee brings more than 25 years of research and development experience. Prior to CareDx, Dr. Yee served as Vice President and Head of Development for Celera Genomics from January 2003 to June 2006, where he built the development organization at Celera South San Francisco and led clinical research and therapeutic development activities for cancer and immune-mediated inflammatory diseases. Prior to his work at Celera, Dr. Yee served as Vice President of Clinical and Pre-Clinical Research for the Inflammatory and Viral Diseases Unit at Roche Pharmaceuticals from June 1995 to December 2002. In this role, he led the team responsible for selecting and evaluating compounds for clinical drug development and oversaw groups responsible for toxicology, drug metabolism, pharmacokinetics, bioanalytical chemistry, analytical chemistry, formulations, regulatory affairs, project management, and clinical research. Earlier in his career, Dr. Yee held a variety of research and development positions of increasing responsibility at Syntex Corporation, including Vice President and Director of the Institute for Clinical Medicine. Dr. Yee received his bachelor’s degree from the University of California at Berkeley in electrical engineering and computer science. Dr. Yee went on to earn a PhD in biophysics at University of California at Berkeley. He attended the University of California, Los Angeles School of Medicine, where he earned his medical degree, and he is board certified in internal medicine.

Legal Proceedings with Executive Officers

There are no legal proceedings related to any of the executive officers which require disclosure pursuant to Items 103 or 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

Our named executive officers for 2018, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

•	Peter Maag, Ph.D., our Chief Executive Officer;

•	Reginald Seeto, MBBS, our President and Chief Business Officer; and

•	Michael Bell, our Chief Financial Officer.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. The salary and bonuses paid to our executive officers are reviewed annually by the Compensation Committee. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Chief Executive Officer recuses himself from Compensation Committee and board discussions when his compensation is reviewed. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our Compensation Committee makes recommendations to our Board of Directors regarding, or determines, compensation for the Chief Executive Officer. The Compensation Committee or the independent members of our Board of Directors make the final decisions regarding executive compensation for the Chief Executive Officer.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2014, the Compensation Committee retained Radford Associates, a national compensation consultant, to provide information, recommendations and other advice about executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, our named executive officers during 2017 and 2018.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Peter Maag, Ph.D.,	2018	483,750	2,728,322	1,324,759	693,000	1,560	5,231,391
Chief Executive Officer	2017	450,000	306,900	264,837	378,000	1,560	1,401,297
Reginald Seeto, MBBS	2018	40,909	1,386,000	1,711,391	30,000	80	3,168,380
President and Chief Business Officer
Michael Bell	2018	340,653	1,006,422	438,090	308,284	1,560	2,095,009
Chief Financial Officer	2017	237,292	147,500	190,544	114,319	1,105	690,760

(1)

In accordance with SEC guidance, compensation information for Reginald Seeto, MBBS for fiscal year 2017 has not been included in this table because Reginald Seeto, MBBS was not a named executive officer for fiscal year 2017.

(2)

The amounts in this column represent the fair value of the award computed as of the grant date of each stock award computed in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 14 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

The amounts in this column represent the aggregate fair value of the award computed as of the grant date of each option award in accordance with FASB ASC Topic 718. Our assumptions with respect to the calculation of these values are set forth in Note 14 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)

Represents amounts paid as a discretionary bonus to our executive officers, including our named executive officers, for their performance in 2018 as compared against the performance goals set in our Executive Incentive Compensation Plan.

Non-Equity Incentive Plan Compensation

Each of our named executive officers is eligible for cash annual incentive payments. For 2018, Dr. Maag had a target annual incentive of up to 70% of his base salary and Mr. Bell was eligible for a target annual incentive of 45% of his base salary.

Payment of an incentive is based on our performance against certain key performance indicators. For 2018, our key performance indicators included Total Sales, AlloSure Volume and EBITDA. We measure our actual performance against our budgeted goals, and then determine an incentive payout. For fiscal year 2018, our executive officers were awarded between 180% and 200% of the target annual bonus amounts, and our NEOs were specifically awarded the following percentages of their target annual bonus amounts:

•	Dr. Maag: 200%; and

•	Mr. Bell: 200%.

Employment Agreements for Named Executive Officers

Peter Maag, Ph.D.

We entered into a Chief Executive Employment Agreement with Dr. Maag, dated September 19, 2012, under which Dr. Maag serves as our Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. During fiscal year 2018, Dr. Maag’s annual base salary was $450,000, which was increased to $495,000 effective April 1, 2018 and which was further increased to $514,800 effective April 1, 2019. He is currently eligible for a target annual bonus of up to 80% of his base salary.

Reginald Seeto, MBBS

We entered into an offer letter with Dr. Seeto, dated November 16, 2018, under which Dr. Seeto serves as our President and Chief Business Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. During fiscal year 2018, Dr. Seeto’s annual base salary was $400,000. He is currently eligible for a target annual bonus of up to 70% of his base salary.

Michael Bell

We entered into an offer letter with Mr. Bell, dated April 21, 2017, under which Mr. Bell serves as our Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. During fiscal year 2018, Mr. Bell’s annual base salary was $335,000, which was increased to $342,538 effective April 1, 2018 and which was further increased to $359,700 effective April 1, 2019. He is currently eligible for a target annual bonus of up to 60% of his base salary.

Potential Payments and Benefits upon Termination or Change of Control for Officers

Peter Maag, Ph.D.

Pursuant to Dr. Maag’s Change of Control and Severance Agreement, dated May 1, 2014, if within two months prior to, or twelve months following a change of control, we or our successor terminate Dr. Maag’s employment without cause, Dr. Maag will be entitled to (a) twelve months’ severance, (b) acceleration of vesting equal to 100% of any unvested options, (c) a lump sum payment equal to Dr. Maag’s annual bonus, and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Maag becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Dr. Maag’s employment without cause and such termination occurs outside of a change of control event, Dr. Maag will be entitled to (a) twelve months’ severance, and (b) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Maag becomes covered under a similar plan of a new employer.

Reginald Seeto, MBBS

Pursuant to Dr. Seeto’s Change of Control and Severance Agreement, dated November 26, 2018, if within two months prior to, or twelve months following a change of control, we or our successor terminate Dr. Seeto’s employment without cause, Dr. Seeto will be entitled to (a) six months’ severance, (b) acceleration of vesting equal to 100% of any unvested options, (c) a lump sum payment equal to Dr. Seeto’s annual bonus and (d) six months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Seeto becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Dr. Seeto’s employment without cause and such termination occurs outside of a change of control event, Dr. Seeto will be entitled to (a) six months’ severance, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Dr. Seeto becomes covered under a similar plan of a new employer.

Michael Bell

Pursuant to Mr. Bell’s Change of Control and Severance Agreement, dated April 17, 2017, if within two months prior to, or twelve months following a change of control, we or our successor terminate Mr. Bell’s employment without cause, Mr. Bell will be entitled to (a) twelve months’ severance, (b) acceleration of vesting equal to 100% of any unvested options, (c) a lump sum payment equal to Mr. Bell’s annual bonus and (d) twelve months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Bell becomes covered under a similar plan of a new employer. Pursuant to the agreement, if we or a successor terminate Mr. Bell’s employment without cause and such termination occurs outside of a change of control event, Mr. Bell will be entitled to (a) six months’ severance, and (b) six months of continued benefits, provided, that such reimbursement will cease on the date that Mr. Bell becomes covered under a similar plan of a new employer.

For purposes of the change of control agreements, “cause” means generally:

•	executive’s material failure to perform his stated duties after a notice of failure and a cure period of ten days;

•	executive’s material violation of our policies or any written agreement or covenant with us;

•	executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony;

•	a willful act by executive that constitutes gross misconduct and which is injurious to us;

•	executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us;

•

the unauthorized use or disclosure by executive of any of our proprietary information or trade secrets or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; or

•	executive’s willful failure to cooperate with an investigation by a governmental authority.

401(k) Plan

Our retirement plan, which we refer to as the 401(k) plan, is qualified under Section 401 of the Code. Eligible employees, including all of our full-time employees, may elect to reduce their current compensation by an amount no greater than the statutorily prescribed annual limit and may have that amount contributed to the 401(k) plan. Matching contributions may be made to the 401(k) plan at the discretion of our Board of Directors. On January 1, 2018, we began to make contributions to the 401(k) plan. We matched 50 cents on the dollar of the first four percent an employee contributes to the 401(k) plan (maximum cap of $4,000). Beginning on January 1, 2019, we changed the contribution to dollar for dollar on the first three percent an employee contributes to the 401(k) plan (with a cap of $5,000).

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our executive officers, including each of our named executive officers, as of December 31, 2018.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Peter Maag, Ph.D.	3/6/2015	(1)	40,697	1,667	6.49	3/6/2025	—	—
	1/22/2016	(2)	46,484	17,266	5.27	1/22/2026	—	—
	2/17/2017	(3)	28,750	31,250	2.30	2/17/2027	—	—
	9/1/2017	(4)	13,542	11,458	2.80	9/1/2027	—	—
	10/27/2017	(5)	13,125	31,875	5.90	10/27/2027	—	—
	11/09/2017	(6)	23,158	23,158	5.49	11/9/2024	—	—
	1/19/2018	(7)		44,425	6.31	1/19/2028	—	—
	6/29/2018	(8)	—	150,000	12.24	6/29/2028	—	—
	3/6/2015	(9)	—	—	—	—	6,250	157,125
	1/22/2016	(10)	—	—	—	—	10,625	267,113
	2/17/2017	(11)	—	—	—	—	13,500	339,390
	10/27/2017	(12)	—	—	—	—	45,000	1,131,300
	1/19/2018	(13)	—	—	—	—	44,425	1,116,845
	6/29/2018	(14)	—	—	—	—	150,000	3,771,000
Michael Bell	4/21/2017	(15)	4,167	23,333	1.00	4/21/2027	—	—
	9/1/2017	(4)	5,417	4,583	2.80	9/1/2027	—	—
	10/27/2017	(5)	13,125	31,875	5.90	10/27/2027	—	—
	1/19/2018	(7)	—	14,013	6.31	1/19/2028	—	—
	6/29/2018	(8)	—	50,000	12.24	6/29/2028	—	—
	10/27/2017	(12)	—	—	—	—	25,000	628,500
	1/19/2018	(16)		—	—	—	14,013	352,287
	6/29/2018	(17)	—	—	—	—	50,000	1,257,000
Reginald Seeto, MBBS	11/26/2018	(18)		100,000	27.72	11/26/2028	—	—
	11/26/2018	(19)	—	—	—	—	50,000	1,257,000

(1)

One quarter of the total shares vested on January 21, 2016, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.

(2)

One quarter of the total shares vested on January 22, 2017, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.

(3)

One quarter of the total shares vested on January 27, 2018, and 1/48th of the shares subject to the option vested and will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.

(4)	One half of the total shares vested on September 1, 2018 and 1/72nd of the shares subject to the option will vest monthly thereafter.
(5)	One quarter of the total shares vested on October 20, 2018 and 1/48th of the shares subject to the option will vest monthly thereafter.
(6)

Options are scheduled to vest in three equal installments based upon the Company’s achievement of certain performance goals as follows: (i) one third of the options vest upon the Company’s determination, which has been reviewed by the Company’s independent registered public accounting firm, that the Company has achieved $10 million of total cumulative sales of AlloSure, its proprietary next-generation sequencing-based test to detect donor-derived, cell-free DNA after transplantation, commencing November 8, 2017, (ii) one third of the options vest upon the Company’s determination, which has been reviewed by the Company’s independent registered public accounting firm, that the Company has achieved quarterly revenues of at least $18.75 million for two consecutive fiscal quarters commencing after November 8, 2017, and (iii) one third of the options vest in the event the closing sales price of the Company’s common stock is at or above $5.00 per share, as quoted by Nasdaq, for 10 consecutive trading days after November 8, 2017.
(7)	Full grant amount is unvested as of December 31, 2018. One quarter of the total shares vest on January 19, 2019 and 1/48th of the shares subject to the option vest each month thereafter.
(8)	Full grant amount is unvested as of December 31, 2018. One quarter of the total shares vest on June 1, 2019 and 1/48th of the shares subject to the option vest each month thereafter.
(9)	6,250 of the shares subject to this RSU award vested on January 21, 2018. An additional 6,250 of the shares subject to this RSU award vested on January 21, 2019.
(10)

5,313 of the shares subject to this RSU award vested on January 21, 2018. An additional 5,313 of the shares subject to this RSU award vested on January 21, 2019, and 5,313 of the shares will vest on January 21, 2020.

(11)

4,500 of the shares subject to this RSU award vested on January 27, 2018. An additional 4,500 of the shares subject to this RSU award vested on January 27, 2019 and 4500 of the shares will vest on each of January 27, 2020 and January 27, 2021.

(12)

Full grant amount is unvested as of December 31, 2018. The shares subject to this RSU vested in full on March 1, 2019, upon such time that the Company’s independent registered public accounting firm determined, pursuant to a review or audit of the Company’s financial information or statements, that the Company achieved more than $60.0 million in revenue in 2018.

(13)

Full grant amount is unvested as of December 31, 2018. 11,106 of the shares subject to this RSU award vested on January 19, 2019. An additional 11,106 of the shares subject to this RSU award will vest on each of January 19, 2020, January 19, 2021 and January 19, 2022.

(14)

Full grant amount is unvested as of December 31, 2018. 37,500 of the shares subject to this RSU award will vest on June 1, 2019. An additional 37,500 of the shares subject to this RSU award will vest on each of June 1, 2020, June 1, 2021 and June 1, 2022.

(15)

One quarter of the total shares vested on April 17, 2018, and 1/48th of the shares subject to the option will vest each month thereafter, subject to executive’s continued employment on each applicable vesting date.

(16)

Full grant amount is unvested as of December 31, 2018. One quarter of the shares subject to this RSU award vested on January 19, 2019. An additional one quarter of the shares subject to this RSU award will vest on each of January 19, 2020, January 19, 2021 and January 19, 2022.

(17)

Full grant amount is unvested as of December 31, 2018. 12,500 of the shares subject to this RSU award will vest on June 1, 2019. An additional 12,500 of the shares subject to this RSU award will vest on each of June 1, 2020, June 1, 2021 and June 1, 2022.

(18)	Full grant amount is unvested as of December 31, 2018. One quarter of the total shares vest on November 26, 2019 and 1/48th of the shares subject to the option vest each month thereafter.
(19)

Full grant amount is unvested as of December 31, 2018. 12,500 of the shares subject to this RSU award will vest on November 26, 2019. An additional 12,500 of the shares subject to this RSU award will vest on each of November 26, 2020, November 26, 2021 and November 26, 2022.

RSU and Performance Unit Deferral Election Program

In December 2018, the Compensation Committee approved an RSU and performance unit deferral election program, pursuant to which our non-employee directors, executive officers and certain other employees may elect, on an annual basis, to defer the settlement of all RSU and performance unit awards granted to such individuals in the following fiscal year, so that such awards will settle in a number of substantially equal annual installments selected by the individual, on every June 30 starting in the calendar year immediately following the year in which the individual incurs a separation of service.

Hedging and Pledging Policies

Our insider trading policy prohibits our directors, officers (including our executive officers), employees and agents, as well as their immediate family members, from engaging in short sales of our securities and from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transactions designed to decrease the risks associated with holding our securities. Our insider trading policy also prohibits certain individuals, including our directors and executive officers, from pledging our securities as collateral for loans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each of our current directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 41,812,653 shares of our common stock outstanding as of March 31, 2019. We have deemed shares of our common stock subject to warrants or stock options that are currently exercisable or exercisable within 60 days of March 31, 2019, or issuable pursuant to RSUs that are subject to vesting conditions expected to occur within 60 days of March 31, 2019, to be outstanding and to be beneficially owned by the person holding the warrants, stock option or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CareDx, Inc., 3260 Bayshore Blvd., Brisbane, CA 94005.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Alger Associates, Inc.(1)	4,203,690	10.1%
Entities affiliated with Gagnon Securities LLC(2)	3,450,959	8.3%
BlackRock, Inc.(3)	2,491,800	6.0%
The Vanguard Group(4)	2,175,503	5.2%
Directors and Named Executive Officers:
Peter Maag, Ph.D.(5)	462,279	1.1%
Reginald Seeto, MBBS	—	*
Michael Bell(6)	19,886	*
George W. Bickerstaff, III(7)	142,906	*
Fred E. Cohen, M.D., D. Phil(8)	93,840	*
Michael D. Goldberg(9)	236,784	*
William A. Hagstrom(10)	95,225	*
Ralph Snyderman, M.D.(11)	131,721	*
All current directors and executive officers as a group (10 persons)(12)	1,354,607	3.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Based on information reported on a Schedule 13G filed with the SEC on February 14, 2019, this consists of 4,203,690 shares of common stock over which Fred Alger Management, Inc. (“FAM”) has sole voting and dispositive power. These shares of common stock are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of FAM, a registered investment adviser. FAM is a 100% owned subsidiary of Fred Alger & Company, Incorporated (“FAC”) a registered broker dealer. FAC is a 100% owned subsidiary of Alger Associates, Inc., a holding company. The address for each of these stockholders is 360 Park Avenue South, New York, NY 10010.
(2)

Based on information reported on a Schedule 13G/A filed with the SEC on November 6, 2018, this consists of (i) 398,892 shares of common stock over which Neil Gagnon has sole voting and dispositive power, (ii) 2,687,758 shares of common stock over which Neil Gagnon has shared voting power, and (iii) 3,052,067 shares of common stock over which Mr. Gagnon has shared dispositive power. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC (“GS”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a registered broker-dealer, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the “Accounts”) to which it gives investment advice. Mr. Gagnon and GS may be deemed to share voting power with respect to 1,753,435 shares of our common stock held in the Accounts and dispositive power with respect to 1,931,125 shares of our common stock held in the Accounts. Mr. Gagnon is also the Chief Executive Officer of Gagnon Advisors, LLC (“Gagnon Advisors”), an investment adviser registered with the SEC under the Advisers Act. Mr. Gagnon and Gagnon Advisors, in its role as investment manager to Gagnon Investment Associates, LLC (“GIA”), a private investment fund, may be deemed to share voting and dispositive power with respect to the 882,943 shares of common stock held by GIA. The address for each of these stockholders is 1370 Ave. of the Americas, 24th Floor, New York, NY 10019.

(3)

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G on February 8, 2019, reporting that it had sole voting power with respect to 2,418,788 shares and sole dispositive power with respect to 2,491,800 shares, in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055

(4)

The Vanguard Group (“Vanguard”) filed a Schedule 13G on February 11, 2019, reporting that it had sole voting power with respect to 69,780 shares, shared voting power with respect to 2,072 shares, sole dispositive power with respect to 2,106,590 shares, shared dispositive power with respect to 68,913 shares and beneficial ownership of an aggregate of 2,175,503 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Represents 318,025 shares of common stock held by Dr. Maag and 144,704 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(6)	Represents 13,280 shares of common stock held by Mr. Bell and 6,606 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(7)	Represents 81,967 shares of common stock held by Mr. Bickerstaff and 60,939 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(8)	Represents 47,901 shares of common stock held by Dr. Cohen and 45,939 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(9)	Represents 80,546 shares of common stock held by Mr. Goldberg and 156,238 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(10)	Represents 35,272 shares of common stock held by Mr. Hagstrom and 59,953 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(11)	Represents 56,184 shares of common stock held by Dr. Snyderman, and 75,537 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.
(12)

Comprised of shares included under “Directors and Named Executive Officers”, plus 39,546 shares of common stock owned directly by our two other executive officers and options to purchase an aggregate of 131,970 shares of common stock held by our two other executive officers that are immediately exercisable or exercisable within 60 days of March 31, 2019.

RELATED PERSON TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2018, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation” above.

Investors’ Rights Agreement

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions

Our Audit Committee adopted a formal written policy that our Audit Committee is responsible for reviewing “related party transactions.” A “related person transaction” is a transaction, arrangement, or relationship in which we (including any of our subsidiaries) and any “related person” were, are, or will be participants involving an amount that exceeds $120,000. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members, any entity in which such person is employed or is a general partner or principal and any entity where such person has a 5% or greater beneficial ownership interest.

Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. In determining whether to approve or ratify any such proposal, our Audit Committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and (b) the extent of the related party’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements of executive officers, (2) certain director compensation arrangements, (3) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 5% of that company’s shares, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) transactions available to all U.S. employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who failed to file a timely required report during the most recent fiscal year. Based solely upon our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2018, all Section 16(a) filing requirements were satisfied on a timely basis, except (i) one Form 4 for each of Peter Maag, Ph.D., Michael Bell, James Yee, M.D., Ph.D., Anders Karlsson, Sasha King and Mitchell J. Nelles, Ph.D., which were due January 23, 2018, but were inadvertently filed late on January 25, 2018, (ii) one Form 4/A for each of Peter Maag, Ph.D. and Mitchell J. Nelles, Ph.D., which were due January 24, 2018, but were inadvertently filed late on January 25, 2018, (iii) one Form 4/A for each of Peter Maag, Ph.D., Michael Bell, James Yee, M.D., Ph.D., Sasha King and Mitchell J. Nelles, Ph.D., which were due July 3, 2018, but were inadvertently filed late on July 12, 2018, (iv) one Form 4 for each of Fred E. Cohen, M.D., D. Phil., Ralph Snyderman, M.D., George W. Bickerstaff, William A. Hagstrom and Michael D. Goldberg, which were due on June 22, 2018, but were inadvertently filed late on July 3, 2018 and (v) one Form 5 for Ralph Snyderman, M.D. which was due on February 14, 2019, but was inadvertently filed late on February 22, 2019.

Available Information

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K for the year ended December 31, 2018. This proxy statement and our annual report are posted on the Investor Relations section of our website at investors.caredxinc.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to CareDx, Inc., Attention: Investor Relations, 3260 Bayshore Blvd., Brisbane, California 94005.

Company Website

We maintain a website at www.caredx.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the proxy card or execute and return, at your earliest convenience, the proxy card.

THE BOARD OF DIRECTORS

Brisbane, California

April 30, 2019

ENDORSEMENT_LINE 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on June 16, 2019. Online Go to www.envisionreports.com/CDNA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CDNA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2019 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold 01 - Fred E. Cohen, M.D., D. Phil 02 - William A. Hagstrom For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 0326IA C 1234567890 J N T 21BV 419043 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of CareDx, Inc. Stockholders June 17, 2019, 10:00am PST CareDx, Inc. Headquarters 3260 Bayshore Blvd., Brisbane, CA 94005 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CDNA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — CareDx, Inc. + Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — Monday, June 17, 2019 Peter Maag and Michael Bell, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CareDx, Inc. to be held on June 17, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is governed by the laws of the State of Delaware. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.